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                                                                   EXHIBIT E

                                 ASSIGNMENT



            THIS ASSIGNMENT, is made by Fibreboard Corporation, a Delaware Corporation ("Fibreboard") to the Trust (as hereinafter defined).

1.  Definitions:

            When used in this Assignment the following terms shall have the following meanings:

            "Global Approval Judgment" shall mean the Global Approval Judgment defined in the Glossary of Terms annexed as Exhibit A to the Global Settlement Agreement.

            "Global Settlement Agreement" shall mean the settlement agreement among Fibreboard Corporation, Continental Casualty Company, CNA Casualty of California, Columbia Casualty Company, Pacific Indemnity Company, and the Settlement Class.

            "Insurance Company" shall mean Home Insurance Company.

            "Insurance Policy" shall mean policy number HEC4356316 issued by Home Insurance Company in favor of Fibreboard effective June 1, 1975 through June 1, 1978.

            "Trust" shall mean the Trust referred to in Article V of the Global Settlement Agreement among Fibreboard Corporation, Continental Casualty Company, CNA Casualty Company of California, Columbia Casualty Company, Pacific Indemnity Company, and the Settlement Class.

2.    Assignment:

            In consideration of the Trust's full discharge and release of Fibreboard's obligation under paragraph 2.3(B)(2) of the Global Settlement Agreement to pay interest owed on the sum of $9,892,223.00 from September 23, 1993 through Global Approval Judgment, Fibreboard hereby without recourse sells, assigns, transfers, conveys and delivers to the Trust all right, title and interest of Fibreboard Corporation to collect from the Insurance Company under or pursuant to the Insurance Policy interest owed on the sum of $9,892,223.00 from September 23, 1993 and damages arising from bad faith


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            or other tortious conduct by the Insurance Company for its failure to pay the $9,892,223.00 to Fibreboard Corporation in a timely fashion and to pay such interest to Fibreboard Corporation.

3.    Effective Date:

            The effective date of this Assignment shall be the date of Global Approval Judgment.

4.    Governing Law:

            This Assignment shall be governed by, and in accordance with, the law of the State of California.



Dated: __________             FIBREBOARD CORPORATION


                                    By:  /S/ MICHAEL R. DOUGLAS
                                        ------------------------------------
                                    Title: SENIOR VICE PRESIDENT & GENERAL
                                             COUNSEL


Assignment Acknowledged
and Accepted By Assignee, the Trust:

Dated: _________________


By: ____________________